SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 11, 2005

Transkaryotic Therapies, Inc.

(Exact name of registrant as specified in charter)

Delaware	000-21481	04-3027191

(State or other juris- diction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

700 Main Street, Cambridge, Massachusetts	02139

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 349-0200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

     On January 11, 2005, Transkaryotic Therapies, Inc. (“TKT”) announced in a press release that it would be presenting on that day an overview of its product pipeline and the outlook for 2005 at the JPMorgan Health Care Conference. In the press release, TKT announced that, based on a preliminary review of vial shipments, it expected Replagal sales in Europe during the fourth quarter 2004 to be higher than expected and 2004 Replagal sales to slightly exceed TKT’s 2004 guidance of $67 to $77 million. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

     The information in this Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

The following exhibit relating to Item 2.02 shall be deemed to be furnished, and not filed:

99.1 Press Release issued by TKT on January 11, 2005.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSKARYOTIC THERAPIES, INC.
Date: January 11, 2005	By:	/s/ Gregory D. Perry
Gregory D. Perry
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by TKT on January 11, 2005